Exhibit(j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Investments VIT Funds (formerly Scudder Investments VIT Funds) on Form N-1A ("Registration Statement") of our reports dated February 24, 2006, February 27, 2006 and February 24, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of DWS RREEF Real Estate Securities VIP (formerly Scudder Real Estate Securities Portfolio), DWS Equity 500 Index VIP (formerly Scudder VIT Equity 500 Index Fund) and DWS Small Cap Index VIP (formerly Scudder VIT Small Cap Index Fund), respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2006